EXHIBIT 10.15

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
---------------------------

                                                  As of March 29, 1999

         THIS THIRD AMENDMENT is made to the May 30, 1997 Loan and Security Agreement, as amended (the "Loan Agreement") between

     BankBoston Retail Finance Inc. (formerly known as "GBFC, Inc."), a Delaware corporation with its principal executive offices at 40 Broad Street, Boston, Massachusetts, as Administrative Agent for the ratable benefit of the "Lenders" and as a "Lender;

         Fleet National Bank, a national banking association with offices at One Federal Street, Boston, Massachusetts, as Co-Agent for the ratable benefit of the Lenders and as a "Lender;
                                       and

         JBI, Inc. a Massachusetts corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02012, as "Lead Borrower" and as agent for the "Borrowers", being the following:

         JBI, Inc.;

     Morse Shoe, Inc. (a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts, 02012); and

     JBI Holding Company, Inc. (a Delaware corporation with its principal executive offices at 900 Market Street, Wilmington, DE, 19801),

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

1.       Agreement to Amend

         Provided each of those "Conditions to Amendment" set forth in Section 2, below, is satisfied timely as provided in that Section, the Loan Agreement shall be amended, as set forth below, such amendment to take effect as of March 29, 1999, it being understood, however, that in the event that any of such conditions is not satisfied by 5:00PM (Boston Time) on the deadline date for that condition (as stated in Section 2), then such amendment shall become null and void, effective as of 5:00PM (Boston Time) on the subject deadline date:

Section 1-1(b) of the Loan Agreement is amended to read as follows:

         (b) As used herein, the term "Availability" refers at any time to the lesser of (i) or (ii), below, where:
         (i)      Is the result of:
                  (A)      The Loan Ceiling.
                                      Minus
                  (B) The then unpaid principal balance of the Loan Account.
                                      Minus
                  (C) The then aggregate of such Availability Reserves as may have been established by the Administrative Agent as provided herein.
                                      Minus
                  (D) The then outstanding Stated Amount of all L/C's.

         (ii)     Is the result of:
                  (A)      Up the lesser of
                           (I)      (1)     During  the   calendar   months  of
                                     November and December: Twelve Million
                                     Dollars ($12,000,000.00).
                                    (2)     At all other times: Ten Million
                                     Dollars ($10,000,000.00)
                                       or
                           (II) Eighty-Five  Percent (85%) of the face amount of
Acceptable Accounts.
                                      Plus
                  (B)  Up  to  twenty-five   percent  (25%)  of  the  Retail  of
Acceptable Inventory.
                                      Plus
                  (C)      "O/A Availability", being up to the following
                           percentage of the Retail of Acceptable Inventory:
                           (I)      March 1 to May 31, 1999               : 3.0%
                           (II)     June 1 to August 31, 1999             : 2.0%
                           (III)    September 1 to October 31, 1999       : 1.0%
                           (IV)     All other times                       : Zero
                                      Plus
                  (D)      Up to the lesser of
                           (I)      Seven Million Five Hundred Thousand Dollars
($7,500,000.00).
                                       or
                           (II) Fifty  percent  (50%) of the Cost of  Acceptable
In-Transit Inventory.
                                      Minus
                  (E) The then unpaid principal balance of the Loan Account.
                                      Minus
                  (F)      The then aggregate of such  Availability  Reserves as
                           may have been established by the Lender as provided herein.
                                      Minus
                  (G) The then outstanding Stated Amount of all L/C's.

         PROVIDED, HOWEVER, that in determining Availability in accordance with the percentages set forth in Section 1-1(b)(ii)(B), Section 1-1(b)(ii)(C), and
Section 1-1(b)(ii)(D) above, in no event, from and after May 1, 1999, shall any of such percentages in Section 1-1(b)(ii)(B), Section 1-1(b)(ii)(C), and Section 1-1(b)(ii)(D) exceed ninety percent (90%) of the appraised value of the Borrowers' Acceptable Inventory and Acceptable In-Transit Inventory, determined in the aggregate based upon all loans and advances respecting Acceptable Inventory and Acceptable In-Transit Inventory and which appraised value shall be determined as a percentage of the total Retail of the Borrowers' Acceptable Inventory and the total Cost of the Borrower's Acceptable In-Transit Inventory. As further provided in Section 1-4 herein but without limiting the generality thereof, the Administrative Agent may establish or change Availability Reserves and/or Inventory Reserves based upon Administrative Agent's determination of such appraised value of the Acceptable Inventory and the Acceptable In-Transit Inventory.

Section 1-5 of the Loan Agreement is amended to read as follows:

         1-5.     Requests for Revolving Credit Loans.
                  ------------------------------------

         (a) Subject to the limitations included herein, the Lead Borrower shall have the option to elect an interest rate and Interest Period to be applicable to a Revolving Credit Loan by giving the Administrative Agent notice no later than the following:

     (i) If such Loan is, or is to be converted to a Base Rate Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted.
     (ii) If such Loan is, or is to be continued as a Eurodollar Loan: By 1:00PM Three (3) Business Days before the end of the then applicable Interest Period.
     (iii) If such Loan is to be converted to a Eurodollar Loan: By 1:00PM Three
(3) Business Days before the day on which such conversion is to take place.
         (b) Provided that there is sufficient Availability to support the same, (but subject, however, to Subsection 1-8(d), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Lead Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Lead Borrower.

Section 1-6(a) of the Loan Agreement is amended to read as follows:
         (a) Each Revolving Credit Loan shall bear interest at the Base Rate unless timely notice is given (as provided in Section 1-5(a)), that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted, to be a Eurodollar Loan.

Section 1-11(a) of the Loan Agreement is amended to read as follows:
         (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.

Section 1-11(b) of the Loan Agreement is amended to read as follows:

         (b) The Borrowers, without notice or demand from any Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.

Section 1-19, to read as follows, is hereby added to the Loan Agreement:

         1-19.    Termination of O/A Availability.
                  --------------------------------

         (a) Subject to the limitations included herein, the Lead Borrower shall have the option to elect to terminate O/A Availability, provided, however, that each of the following conditions precedent is satisfied:

                  (i) The Lead Borrower provides the Administrative Agent with written notice of the Lead Borrower's election so to terminate O/A Availability on or before the twentieth (20th) day of the month prior to the intended effective date of termination;
                  (ii)  After   giving   effect  to  the   termination   of  O/A
         Availability, Excess Availability shall be in an amount greater than $2,000,000.00;
                  (iii) No Suspension Event has then occurred and is continuing;
         (b) Provided that the Administrative Agent determines that each of the foregoing conditions precedent is satisfied, the effective date of termination of O/A Availability shall be the first (1st) day of the next full calendar month and O/A Availability shall be deemed to be Zero from and after that date. Once terminated, the Lead Borrower may not elect to reinstate O/A Availability.

         (c) Once the Lead Borrower provides notice of its election to terminate O/A Availability, then from and after the date of such notice Section 1-1(b)(ii)(C) shall no longer be applicable in determining Availability.

         (d) Termination of O/A Availability shall not affect the applicable interest rate for any Eurodollar Loan with an Interest Period extending beyond the applicable termination date of O/A Availability.

Article 3 (Definition of "EBITDA") is amended to read as follows:

"EBITDA":The  Borrowers'   Consolidated  earnings  from  continuing  operations,
         before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP except that, in all events, Permitted Overhead Contributions shall be deemed expenses for purposes of determining the Borrowers' Consolidated earnings from continuing operations.

Article 3 (Definition of "Interest Payment Date") is amended to read as follows:

"Interest Payment Date":  With reference to:
     (a) Any Eurodollar Loan: the last day of the Interest Period relating thereto, the Termination Date, and the End Date.
     (b) Any Base Rate Loan: the first day of each month; the Termination Date; and the End Date.

Article 3 (Definition of "Interest Period") is amended to read as follows:

"InterestPeriod":   (a)  With  respect  to  each  Eurodollar  Loan:  Subject  to
         Subsection (d), below, the period commencing on the date of the making or continuation of, or conversion to, such Eurodollar Loan and ending one, two, or three months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent.

         (b) With respect to each Base Rate Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on that date (i) as of which the subject Base Rate Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent, or
(ii) on which the subject Base Rate Loan is paid by the Borrowers.

         (c) The setting of Interest Periods is in all instances subject to the following:
                  (i) Any Interest Period for a Base Rate Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.
                  (ii) Any Interest Period for a Eurodollar Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                  (iii) Subject to Subsection (v), below, any Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                  (iv) Subject to Subsection (vi), any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.
                  (v) Except as provided in Subsection (vi), below, the Borrower shall not request any Eurodollar Loan which would have an Interest Period of less than one (1) month.
                  (vi) For the period consisting of the last month prior to the Maturity Date, the Borrower may request Eurodollar Loans otherwise permitted by this Agreement, but with Interest Periods of 7, 14, and 21 days.
                  (vii) The number of Interest Periods in effect at any one time is subject to Section 1-6(c), above.

Article 3 (Definition of "Inventory Reserves") is amended to read as follows:

"Inventory Reserves": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the salability: (a) at Retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory, or (b) at Cost, of the Acceptable In-Transit Inventory or which reflect such other factors as affect the market value of the Acceptable In-Transit Inventory. Without limiting the generality of the foregoing, Inventory Reserves may be established or continued as further set forth in
         Section 1-4 and may also include (but are not limited to) reserves based on the following:
                  (i) Obsolescence (determined based upon Inventory on hand beyond a given number of days).
                  (ii)     Seasonality.
                  (iii)    Shrinkage.
                  (iv)     Imbalance.
                  (v)      Change in Inventory character.
                  (vi)     Change in Inventory composition
                  (vii)    Change in inventory mix.
                  (viii)   Markdowns (both permanent and point of sale)
                  (ix) Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

Article 3 (Definition of "Pricing Grid") is amended to read as follows:

"Pricing Grid": (I) For any month during any part of which month "O/A Availability" is greater than zero (whether or not any Revolving Credit Loan is made an account of such O/A Availability), the Eurodollar Margin, Base Margin, and Line Fee shall be as follows:

                                 PRICING GRID I
                                 --------------

EURODOLLAR MARGIN                           BASE MARGIN                         LINE FEE
-----------------                           -----------                         --------
(Basis Points)                              (Basis Points)                     (Percentage)
300                                         125                                 0.375%

                  (II) For any month during which "O/A Availability" is zero, the Eurodollar Margin, Base Margin, and Line Fee shall be determined in accordance with Pricing Grid II.

                                 PRICING GRID II
                                 ---------------

EURODOLLAR MARGIN                           BASE MARGIN                         LINE FEE
-----------------                           -----------                         --------
(Basis Points)                              (Basis Points)                      (Percentage)
275                                         100                                 0.375%

Article 3 (Definition of "Maturity Date") is amended to read as follows:

"Maturity Date":  May 31, 2001

Article 3 (Definition of "O/A Availability") is amended to read as follows:

"O/A Availability": That percentage of Acceptable Inventory which is determined in accordance with Section 1-1(b)(ii)(C).

Article 3 (Definition of "O/A Loan") is hereby deleted.

Article 3 (Definition of "O/A Margin") is hereby deleted.

Article 3 (Definition of "O/A Rate") is hereby deleted.

EXHIBIT 9-11(a) of the Loan Agreement (Financial Performance Covenants) is amended by its replacement with EXHIBIT 9-11(a) annexed to this Third Amendment.

2.       Conditions to Effectiveness of Amendment

         The within Amendment shall remain effective only if each of the following conditions is satisfied on or before 5:00PM (Boston Time) on the deadline date for the subject condition:

         (a) Deadline Date: March 29, 1999: Receipt by the Administrative Agent, for the account of the Lenders, of the following: (i) a copy, by telecopier, of this Third Amendment fully executed by the Borrwowers and (ii) an Amendment Fee of $150,000.00, which Amendment Fee shall be fully earned as of the date hereof (with the Borrowers hereby acknowledging that the Borrowers shall not be entitled to any credit, rebate, or repayment of the Amendment Fee, or other fee previously earned by the Administrative Agent or any Lender pursuant to this Agreement, notwithstanding any termination of this Agreement or suspension or termination of the Administrative Agent's and any Lender's respective obligation to make loans and advances hereunder).

         (b) Deadline Date: March 31, 1999: Receipt by the Administrative Agent, for the account of the Lenders, of each of the following:
                  (i) A Certificate setting forth the text of the resolutions adopted by the Directors of each Borrower authorizing that Borrower's execution of the within Amendment, and attesting to the authority of the persons who executed the within Amendment on behalf of that Borrower.
                  (ii) An opinion of counsel to the Borrowers as to the due execution and effectiveness of the within Amendment (which opinion is subject only to the same qualifications as had been included in the opinion delivered by that counsel at the initial execution of the Loan Agreement).
                  (iii) An original of the fully executed Waiver Letter heretofore executed between the parties hereto, concerning the Borrowers' breach of the minimum Consolidated EBITDA, the minimum Consolidated Gross Margin, and the minimum Consolidated Operating Cash Flow to Total Debt Service covenants applicable for the month end of January, 1999.
                  (iv) The original of this Third Amendment fully executed by the Borrowers, a true and correct copy of which shall have been sent to the Administrative Agent on March 29, 1999.

3.       Additional Provisions

         (a)      Each Borrower hereby represents that, at the execution of the
within   Agreement,   no  Suspension  Event  has occurred.

         (b) Except as amended hereby or by the First Amendment and/or by the Second Amendment to the Loan Agreement, all terms and provisions of the Loan Agreement shall remain in full force and effect as executed.

                             The Agents and Lenders

BANKBOSTON RETAIL FINANCE INC.              FLEET NATIONAL BANK
(Formerly "GBFC, Inc.")

By /s/John C. T. McNamara III               By/s/ Gregory Kress
-----------------------------               -------------------

Print Name: John C. T. McNamara III         Print Name: Gregory Kress

Title: Vice President                       Title: AVP


                                The Lead Borrower
                                    JBI, INC.

                                            By /s/Philip Rosenberg
                                            ----------------------

                                            Print Name:________________________

                                            Title:/s/ Executive Vice President

The Borrowers
JBI, INC.                                   MORSE SHOE, INC.

By/s/Philip Rosenberg                       By/s/ Philip Rosenberg
---------------------                       ----------------------

Print Name:_____________________            Print Name:________________________

Title: Executive Vice President             Title: Executive Vice President


JBI HOLDING COMPANY, INC.

By /s/Philip Rosenberg
----------------------

Print Name:______________________

Title: Executive Vice President

                                 EXHIBIT 9-11(a)
                         FINANCIAL PERFORMANCE COVENANTS

1. EBITDA: The Borrowers shall not permit or suffer their Consolidated EBITDA, tested monthly, on an accruing monthly basis, at the end of each of the Borrowers' fiscal months (with the first test period of March 31, 1999), to be less than one of the following, nor less than such minima as may be set by the Administrative Agent pursuant to the Loan Documents for subsequent fiscal periods based upon the Lender's review of the Borrowers' Business Plan and annual forecast for such subsequent fiscal periods as required by such documentation:

                    MINIMUM CONSOLIDATED EBITDA: $ Thousands
                         ("< >" denotes Negative Number)

                                    Fiscal Month                         Min. Consolidated EBITDA
                                    ------------                         ------------------------
                                    March                                        300
                                    April                                      1,800
                                    May                                        4,350
                                    June                                       6,207
                                    July                                       6,529
                                    August                                     7,527
                                    September                                  8,691
                                    October                                   10,103
                                    November                                  11,575
                                    December                                  14,348
                           2000     January                                   10,628

2. Minimum Excess Availability: The Borrower shall not suffer or permit Availability to be less than $7,000,000.00 for the period commencing December 15, 1999 through and including January 31, 2000.

3. Per Store Minimum and Maximum Inventory: The Borrowers shall not suffer or permit the Retail of their Inventory, divided by the number of the Borrowers' retail locations, to be less than or greater than the following (nor less than or greater than such minima and maxima as may be set by the Administrative Agent pursuant to the Loan Documents for subsequent fiscal periods based upon the Lender's review of the Borrowers' Business Plan and annual forecast for such subsequent fiscal periods as required by such documentation), to be tested monthly:

                                    PER STORE
                    MINIMUM / MAXIMUM INVENTORY($ Thousands)

                                    Fiscal Month                Minimum                   Maximum
                                    ------------                -------                   -------
                           1999     February                      140.3                     171.5
                                    March                         149.9                     183.2
                                    April                         139.2                     170.1
                                    May                           134.2                     164.0
                                    June                          124.3                     152.0
                                    July                          135.8                     166.0
                                    August                        114.0                     139.3
                                    September                     121.5                     148.5
                                    October                       119.3                     145.8
                                    November                      108.3                     132.3
                                    December                       89.9                     109.8
                           2000     January                        99.4                     121.5

4. Gross Margin: The Borrowers will not suffer or permit their Consolidated Gross Margin, tested monthly, on a two month rolling average basis, at the end of each of the Borrowers' fiscal months (with the first test period of March 31, 1999) to be less than the following (nor less than such minima as may be set by the Administrative Agent pursuant to the Loan Documents for subsequent fiscal periods based upon the Lender's review of the Borrowers' Business Plan and annual forecast for such subsequent fiscal periods as required by such documentation):

             MINIMUM GROSS MARGIN - TWO MONTH ROLLING AVERAGE BASIS

                                    Fiscal Month                    Minimum Gross Margin %
                                    ------------                    ----------------------
                                    March                                   43.5
                                    April                                   45.4
                                    May                                     43.1
                                    June                                    41.9
                                    July                                    41.8
                                    August                                  42.1
                                    September                               43.1
                                    October                                 44.2
                                    November                                42.9
                                    December                                41.6
                           2000     January                                 41.4

5. Capital Expenditures: The Borrowers will not suffer or permit their Consolidated Capital Expenditures to exceed $3,000,000.00 for any fiscal year, commencing with the Borrowers fiscal year ending in January, 2000.